Exhibit 99.1

CERTIFICATE OF DISSOLUTION

OF

CYCH, INC.

     CYCH, Inc., a Delaware corporation (the “Corporation”), in accordance with Section 275 of the Delaware General Corporation Law and in order to dissolve the Corporation, certifies as follows:

     1. The name of the Corporation is CYCH, Inc.

     2. Pursuant to the authority of Section 303 of the Delaware General Corporation Law (“DGCL”), the dissolution of the Corporation is deemed to have occurred and has been authorized by the Order Confirming Debtor’s First Amended Liquidating Plan of Reorganization (the “Order”) entered on November 7, 2001, effective November 18, 2001, by the United States Bankruptcy Court for the District of Delaware, (Case No. 01-0622 (MFW)) which has jurisdiction of a proceeding under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §101 et. seq., for the reorganization of the Corporation.

     3. Such Order provides that this Certificate of Dissolution shall be executed on behalf of the Corporation by the undersigned Plan Administrator.

     4. Following is the name and address of the Plan Administrator, acting pursuant to the Order with full power of the directors and officers of the Corporation:

Name	Address

Tom LaHaye	7536 Cannoneer Ct.
Warrenton, VA 20186

     IN WITNESS WHEREOF, CYCH, Inc. has caused this Certificate of Dissolution to be executed this 30th day of December 2003.

CYCH, INC.
By:	/s/ Tom LaHaye
Name Tom LaHaye
	Title:	Plan Administrator